UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 19, 2022
(Date of earliest event reported)
Commission file number 001-36440

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		46-4987888
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 19, 2022, David E. Ball, the Senior Vice President, Global Supply Chain & Procurement of Avanos Medical, Inc. (the “Company”), provided notice of his intention to retire from the Company. Mr. Ball has agreed to remain employed by the Company for a period of time and to assist in the transition of his responsibilities as directed by the Company’s Chief Executive Officer. Pursuant to a Retention Incentive Agreement dated May 20, 2022 by and between the Company and Mr. Ball, the Company will pay Mr. Ball a retention incentive bonus of up to $100,000 if he remains employed until September 6, 2022 and the Company achieves certain performance metrics, as determined in the Company’s sole discretion. Mr. Ball also will be eligible to receive a pro rata annual cash incentive payment under the Company’s 2022 Annual Cash Incentive Program, based on the Company’s actual performance during 2022 and paid in 2023 at the same time as payments are made to other employees. In addition, a portion of the outstanding equity awards previously granted to Mr. Ball under the Company’s Long Term Incentive Plans which are currently unvested will vest as follows on September 6, 2022: 10,666 of Mr. Ball’s 24,252 unvested time-based restricted stock units (“RSUs”) will vest and all 3,438 of Mr. Ball’s unvested stock options will vest. In addition, all performance-based RSUs (“PRSUs”) previously awarded to Mr. Ball will vest on the third anniversary of their grant, with 1,586 vesting on March 17, 2024 and 7,494 vesting on March 4, 2025 (with the actual number of shares of Company common stock to be received upon vesting to depend on the degree to which the target levels established for such PRSUs when they were granted are met over the three-year vesting period). All equity awards remaining unvested on September 6, 2022 will be forfeited. Mr. Ball’s eligibility to receive the benefits described above is conditioned on his continuing to perform his assigned duties and responsibilities in a satisfactory fashion through September 6, 2022, or the Company’s termination of his employment without cause prior to such date. If requested by the Company, Mr. Ball will provide consulting services to the Company for a period of up to 90 days following the termination of his employment. The Company will pay Mr. Ball a cash consulting fee equal to $10,000 for each full month of consulting services rendered. Payment for a partial month of consulting services will be prorated.
The foregoing description of the Retention Incentive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Incentive Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	May 25, 2022	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel